Exhibit 99.1

ClearSign Combustion Corporation

Announces Second Quarter 2019 Results

Hosting Call at 5:00pm ET (2:00pm PT) Today

SEATTLE, August 14, 2019 – ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies while dramatically reducing emissions, today announces its results for the quarter ended June 30, 2019 and will host a conference call at 5:00 PM ET.

“I am pleased and encouraged at the pace in which we are moving towards commercialization,” said Jim Deller Ph.D., Chief Executive Officer of ClearSign. “The feedback that we are receiving from channel partner visits has been very positive and we were pleased to announce our first collaborative supply agreement with ASHCOR LLC in June. We will continue to execute our commercialization strategy and keep optimizing our technology and resources to support our anticipated transition to commercial operations. I believe we are beginning to see the foundations for a change in trajectory.”

Recent strategic and operational highlights during and subsequent to the second quarter of 2019 include:

•	Rolled out strategic plan for commercialization of ClearSign Technology: The strategy is comprised of optimizing the technology, focusing on the launch of select high priority products and pursuing collaborative channel partners to deliver ClearSign’s technology to customers. Integral to this, the Company branded and designated its technologies "ClearSign Core" for established equipment supplier products. During, and after the quarter, the Company met with, and demonstrated its suite of technologies to, multiple channel partners and customers of boiler burners, process heater burners and flare technology.

•	Entered into a collaborative agreement with ASHCOR LLC with the goal of developing and growing the Company's business in the flare/incinerator vertical: This agreement combines ClearSign's technology and ASHCOR's expert flare knowledge, business infrastructure and manufacturing capabilities. The agreement covers both forced air flares and vapor combustor systems as well as natural draft flares.

•	Signed a new, updated and expanded Memorandum of Understanding (MOU) with a heating district in Beijing, China: This MOU supplements the previously announced agreement from May of 2017, and expands the scope of the collaborative project. This project, with one of China's largest providers of residential and commercial heating services, will run pilot tests with the goal of demonstrating ClearSign's combustion technology as a candidate to achieve ultra-low emissions levels in both firetube and watertube boilers.

•	Received an additional contract from a major California oil producer to retrofit another enclosed wellhead ground flare with its ClearSign Core ™ technology: The project marks the seventh installation of ClearSign technology in the enclosed low emission ground flare and vapor combustor market.

Loss for the second quarter 2019 was $2.4 million compared to a loss of $2.4 million for the same period of 2018.

Cash and investment resources were about $11.6 million as of June 30, 2019.

Shares outstanding at June 30, 2019 total 26,702,261.

Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://www.webcaster4.com/Webcast/Page/987/31281 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. The conference ID is 10134044. The telephonic playback will be available for 7 days after the conference call.

For more information on ClearSign Combustion Corporation, visit www.clearsign.com.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including operational performance, energy efficiency, emission reduction and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

ClearSign Combustion Corporation
Statements of Operations
(unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2019	2018	2019	2018
Sales	$-	$-	$-	$530,000
Cost of goods sold	-	20,000	1,000	415,000
Gross profit (loss)	-	(20,000)	(1,000)	115,000
Operating expenses:
Research and development, net of grants	864,000	1,019,000	1,766,000	2,153,000
General and administrative	1,583,000	1,351,000	3,057,000	2,630,000
Total operating expenses	2,447,000	2,370,000	4,823,000	4,783,000
Loss from operations	(2,447,000)	(2,390,000)	(4,824,000)	(4,668,000)
Interest income, net	21,000	1,000	69,000	1,000
Net loss	$(2,426,000)	$(2,389,000)	$(4,755,000)	$(4,667,000)
Net Loss per share	$(0.09)	$(0.11)	$(0.18)	$(0.24)

Balance Sheets
(unaudited)

	June 30
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$9,657,000	$8,949,000
Contract assets	42,000	39,000
Prepaid expenses and other assets	629,000	500,000
Total current assets	10,328,000	9,488,000

Fixed assets, net, and other assets	394,000	467,000
Patents and other intangible assets, net	1,530,000	1,759,000

Total Assets	$12,252,000	$11,714,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$946,000	$1,080,000
Current portion of lease liabilities	190,000	216,000
Accrued compensation and taxes	321,000	341,000
Total current liabilities	1,457,000	1,637,000
Long Term Liabilities:
Long term lease liabilities	79,000	91,000
Total liabilities	1,536,000	1,728,000

Stockholders' Equity:
Common stock, $0.0001 par value, 26,702,261 and 26,697,261 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	3,000	3,000
Additional paid-in capital	76,967,000	76,417,000
Accumulated deficit	(64,266,000)	(59,511,000)
Total stockholders' equity	12,704,000	16,909,000

Total Liabilities and Stockholders' Equity	$14,240,000	$18,637,000